                                                                   EXHIBIT 10.16
                                 SALE AGREEMENT
                                 --------------


     This Sale Agreement (this "Agreement"), dated as of October 6, 1999 is entered into by and among Caithness Acquisition Company, LLC, a Delaware limited liability company ("CAC") and ESI Geothermal, Inc., a Florida corporation ("ESI").

     All capitalized terms not otherwise defined herein have the meanings set forth in that certain Indenture (the "Indenture"), dated as of May 28, 1999, by and among Caithness Coso Funding Corp., a Delaware corporation, Coso Finance Partners, a California general partnership, Coso Energy Developers, a California general partnership, Coso Power Developers, a California general partnership, and U.S. Bank Trust National Association as trustee.

                                    RECITALS
                                    --------

     A. ESI owns a membership interest (the "Interest") in ESCA, LLC, a Delaware limited liability company ("ESCA") governed by the Limited Liability Company Agreement of ESCA, LLC dated as of May 28, 1999 (the "ESCA Agreement"), which is a general partner of Coso Finance Partners (the "Partnership"), which owns the geothermal power generation facilities commonly known as the Navy I project located at China Lake, California (the "Project," and collectively with the adjoining facilities commonly known as the BLM Project and the Navy II Project, the "Coso Projects").

     B. CAC desires to purchase from ESI, and ESI desires to sell to CAC, the Interest subject to the terms and conditions of this Agreement.

     C. Simultaneously, the three Plant Operating and Maintenance Agreements ("Plant O&M Agreements"), each dated May 28, 1999, by FPL Energy Operating Services, Inc. ("FPLEOS") with the Partnership, Coso Energy Developers, Coso Power Developers and/or Coso Transmission Line Partners (collectively, the "Partnerships") will be assigned to Coso Operating Company LLC ("COC"), all obligations thereunder novated and assumed by COC, and all collateral financing documents related thereto will be terminated and replaced or amended.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                       PURCHASE AND SALE OF THE INTEREST
                       ---------------------------------

     1.1  Transfer of Interest.  At the Closing (as hereinafter defined), ESI
          --------------------
will sell, convey, transfer, assign and deliver to CAC, and CAC will acquire from ESI, the Interest.

     1.2  Purchase Price.  As consideration for the purchase of the Interest, at
          --------------
the Closing CAC shall pay to ESI Five Million U.S. Dollars (US$5,000,000) by wire transfer of immediately available funds to the account designated by ESI.

     1.3  Refinancing Distribution.  At the Closing, the sum of Three Million
          ------------------------
Four Hundred Seventeen Thousand Nine Hundred Fifty U.S. Dollars ($3,417,950) shall be distributed (the "Distribution") by ESCA to ESI as its share of the net refinancing proceeds from the financing ("Financing") issued by Caithness Coso Funding Corp. to Donaldson Lufkin Jenrette Securities Corporation. Payment of such sum shall be made by wire transfer of immediately available funds to the account designated by ESI.

     1.4  Tax Matters.  CAC shall cause ESCA to close its books as of the
          -----------
Closing and profits, losses and items thereof of ESCA, computed for the portion of the year ending on the Closing, shall be allocated among the members of ESCA without regard to the transfer of the Interest from ESI to CAC. For purposes of the preceding sentence, the Partnership shall be treated as having closed its books as of the Closing and profits, losses and items thereof of the Partnership, computed for the portion of the year ending on the Closing, shall be allocated among the partners of the Partnership, as of that date. ESI shall bear all income tax liability relating to the Interest for all periods ending prior to the Closing date and CAC shall bear all income tax liability relating to the Interest after the Closing date.

                                   ARTICLE II

                                    CLOSING
                                    -------

     2.1  Closing.  The closing of the transactions contemplated herein (the
          -------
"Closing") shall be held on October 15, 1999 at 10:00 a.m. Eastern time at the offices of CAC in New York, New York, unless the parties hereto otherwise agree in writing to a different date or location.

     2.2  Documents to be Delivered.  On the Closing date ESI shall convey to
          -------------------------
CAC the Interest, free and clear of all encumbrances, by an Assignment, Assumption and Novation Agreement in the form of Exhibit A hereto.

     2.3  Termination.  If the Closing shall not have occurred on or before
          -----------
October 15, 1999, then the Closing date shall be extended from time to time, but not later than November 1, 1999, upon request of either party; provided that, if the Closing shall not have occurred on or before November 1, 1999, this Agreement shall terminate and neither party shall have any obligation to the other pursuant hereto.


                                  ARTICLE III

                       ASSIGNMENT OF PLANT O&M AGREEMENTS
                       ----------------------------------
                    AND COMPLIANCE WITH FINANCING DOCUMENTS
                    ---------------------------------------

     3.1  O&M Assignments.  It is a condition of this transaction that FPLEOS
          ---------------
and COC execute and deliver three Assignment, Assumption and Novation Agreements in the form of Exhibits B-1, B-2 and B-3 ("O&M Assignments") hereto relating to the Plant O&M Agreements.

     3.2  Additional Documents.  In order to effect such assignments of the
          --------------------
Plant O&M Agreements, the parties contemplate that the following additional documents will have to be executed and delivered in order to comply with the documentation executed in connection with the Financing:

          (a) Assumption Agreement and consent with respect to FPLEOS Security Agreements regarding permits (3) and related UCCs (6) for each Coso Project.

          (b) Termination Agreement and Consent with respect to FPLEOS Operating Fee Subordination Agreements (3) for each Coso Project.

          (c) Termination Agreement and Consent with respect to the Consent and Agreements (O&M Agreements) (3) for each Coso Project.

          (d) Assignments, amendments, replacements and/or terminations of applicable project operating permits listed on Schedule 1 to Exhibit B where FPLEOS is named as an applicant or a responsible party.

          (e) Certification to and consent of U.S. Bank Trust, N.A., as trustee (the "Trustee"), and as collateral agent (the "Collateral Agent"), as required by the applicable documents entered into in connection with the Financing (the "Financing Documents").

     3.3  Best Efforts and Cooperation.  CAC agrees to use its best efforts to
          ----------------------------
execute, or to cause its affiliates to execute, the documents called for by this Article. FPLEOS agrees to execute such agreements, reasonably satisfactory in form and substance to FPLEOS, and take such actions as may be reasonably necessary on its part to effectuate the foregoing. The forms of all such documents shall be prepared by CAC at its expense and shall be subject to approval by the Trustee and Collateral Agent under the Financing Documents.

                                   ARTICLE IV

                      ESI'S REPRESENTATIONS AND WARRANTIES
                      ------------------------------------

     ESI hereby represents and warrants to CAC as follows:

     4.1  Organization.  ESI is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Florida.

     4.2  Authorization.  ESI has all requisite power and authority, and has
          -------------
taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by ESI and is a legal, valid and binding obligation of ESI enforceable against ESI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     4.3  Interest.  ESI is the sole owner of the Interest.
          --------

     4.4  No Encumbrances.  ESI owns as of the date hereof, and will own as of
          ---------------
the Closing date, the Interest free and clear of all encumbrances other than the encumbrances, if any, created in connection with the Financing.

     4.5  No Brokers, Etc.  Neither ESI nor its affiliates have employed or made
          ----------------
any agreement with any representative, broker, finder or similar agent or any other person or firm which will result in the obligation of CAC, or any of its respective affiliates, to pay any finder's fee, brokerage fee, consulting fee, severance fee, services fee, commission or similar payment or expense in connection with the transactions contemplated hereby.

     4.6  Due Diligence. ESI acknowledges that based on such documents and
          -------------
information as it has deemed appropriate, it has made its appraisal of and own investigation into the business, financial condition and prospects of ESCA and has made its own decision to sell the Interest and to enter into this Agreement.

                                   ARTICLE V

                      CAC'S REPRESENTATIONS AND WARRANTIES
                      ------------------------------------

     CAC hereby represents and warrants to ESI as follows.

     5.1  Organization.  CAC is a limited liability company duly organized,
          ------------
validly existing and in good standing under the laws of the State of Delaware.

     5.2  Authorization.  CAC has all requisite power and authority, and has
          -------------
taken all action necessary, to execute and deliver this Agreement, the Assignment, Assumption and Novation Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been, and the Assignment, Assumption and Novation Agreement when executed will be, duly executed and delivered by CAC and are legal, valid and binding obligations of CAC enforceable against CAC in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

     5.3  No Consents or Approvals.
          ------------------------

          (a) Neither the execution, delivery or performance by ESI of this Agreement, nor consummation by ESI of the transactions contemplated hereby, will require ESI or ESCA to obtain or effect the consent or approval of, the giving of notice to, or the taking of any other action under the documents entered into in connection with the Financing, except such as will have been obtained on or prior to the Closing.

          (b) Neither the execution, delivery or performance by FPLEOS of the O&M Assignments, nor consummation by FPLEOS, the Partnership, Coso Energy Developers, Coso Power Developers, Coso Transmission Line Partners or Coso Operating Company LLC of the transactions contemplated thereby (including the payment to FPLEOS of all amounts described therein), will require FPLEOS, the Partnership, Coso Energy Developers, Coso Power Developers, Coso Transmission Line Partners, Coso Operating Company LLC or Caithness Coso Funding Corp. to obtain or effect the consent or approval of, the giving of notice to, or the taking of any other action (other than the assistance with the assignment and transfer of permits at the expense of CAC described in Section 3.2(d) under any documents entered into in connection with the Financing, except such as will have been obtained prior to the Closing.

     5.4  No Brokers, Etc.  Neither CAC nor its affiliates has employed or made
          ----------------
any agreement with any representative, broker, finder or similar agent or any other person or firm which will result in the obligation of ESI, or ESI's affiliates, to pay any finder's fee, brokerage fee, consulting fee, severance fee, services fee or commission or similar payment or expense in connection with the transactions contemplated hereby.

     5.5  Due Diligence.  CAC acknowledges that, based on such documents and
          -------------
information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, financial conditions and prospects of ESCA and has made its own decision to acquire the Interest and to enter into this Agreement.

     5.6  Acquisition for Investment.  CAC is acquiring the Interest hereunder
          --------------------------
for its own account for investment and not with a view to, or for sale in connection with, any distribution of any portion thereof or any beneficial interest therein in violation of the Securities Act of 1934, as amended (the "Securities Act"), or other applicable law, and CAC understands and agrees that the transfer of the Interest or any portion thereof or any beneficial interest therein may only be made in compliance with the Securities Act and other applicable law.

                                   ARTICLE VI

                            COVENANTS OF CAC AND ESI
                            ------------------------

     CAC and ESI each covenants with the other as follows:

     6.1  Actions to Consummate Closing; Further Assurances.  Each agrees, both
          -------------------------------------------------
before and after the Closing, (a) to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to remove or satisfy Closing conditions which are within such party's control and otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances reasonably satisfactory in form and substance to the executing party of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing.

     6.2  Conduct of Business.  From the date hereof through the Closing or
          -------------------
earlier termination of this Agreement, ESI agrees that it will cooperate with, and consent, and not exercise any veto, to any action or document as requested by CAC or ESCA in order to carry out or implement any business decision or agreement with respect to the Project, including, without limitation, with regard to any litigation; provided, however, that ESI shall not be required to consent, cooperate, or refrain from exercising any veto with respect to any document or action which, in the reasonable opinion of counsel to ESI, may subject ESI to criminal or civil liability.

     6.3  Indemnity. CAC agrees to defend, indemnify and hold harmless ESI, any
          ---------
shareholder in ESI and any of their respective officers, directors, employees, agents, attorneys and affiliates (collectively, the "ESI Indemnified Parties") from and against, on a net after-tax basis, and shall pay and reimburse the ESI Indemnified Parties for, any loss, cost or other expense that any such ESI Indemnified Party incurs or suffers arising out of (a) any claim made at any time after the Closing by any person or entity against ESI in its capacity as a member or a former member in ESCA or as a partner or former partner in any predecessor entity to ESCA or any entity which merged with ESCA or against any other ESI Indemnified Party on account of any liability or obligation of ESI in its capacity as a member or a former member in ESCA or as a partner or former partner in any predecessor entity to ESCA or any entity which merged with ESCA, which claim relates to or arises out of (x) a failure of CAC, or any designee that acquires the Interest, to perform after the Closing any of its obligations hereunder or assumed pursuant to the Assignment, Assumption and Novation Agreement, (y) a failure of ESCA to perform any of its liabilities or obligations under any agreement to which it is a party, or (z) the business of the Coso Projects, or (b) any representation or warranty of CAC herein not being true and correct as and when made, or any agreement of CAC, or any designee that acquires the Interest, in this

Agreement or the Assignment, Assumption and Novation Agreement not being performed. ESI shall give prompt written notice to CAC of any matter in respect of which indemnity may be sought pursuant to this Section (provided that a failure to give timely notice shall not affect rights to indemnification under this Section except to the extent that CAC has been damaged by such failure) and shall reasonably cooperate with CAC with respect to the resolution of any such matter.

     6.4  Litigation.  After the Closing, ESI and CAC agree to cooperate as may
          ----------
be reasonably requested by the other party in connection with any pending or future litigation relating to ESCA.

                                  ARTICLE VII

                        CONDITIONS TO ESI'S OBLIGATIONS
                        -------------------------------

     The obligations of ESI to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing date, of each of the following conditions, any of which may be waived by ESI:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of CAC contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing date as if made thereon and CAC shall have delivered to ESI an officer's certificate certifying thereto, and CAC shall have performed and satisfied all agreements and covenants required hereby to be performed by it on or prior to the Closing date.

     7.2  Consents.  All consents and waivers under the Financing Documents
          --------
necessary to the consummation of the transactions contemplated hereby and under the O&M Assignments shall have been obtained and be in form and substance reasonably satisfactory to ESI.

     7.3  Payments.  ESI shall have received the purchase price described in
          --------
Section 1.2 and refinancing distribution described in Section 1.3.

     7.4  Article III Documents.  All documents specified in Article III shall
          ---------------------
have been executed and delivered by all parties thereto, the parties shall have agreed to the form of all schedules attached to such documents and all conditions precedent to the effectiveness of the O&M Assignments (including receipt of all waivers and consents under the Financing Documents) shall have been satisfied or waived and all payments then due thereunder shall have been made.

     7.5  Assignment, Assumption and Novation Agreement.  The Assignment,
          ---------------------------------------------
Assumption and Novation Agreement shall have been duly authorized, executed and delivered by CAC.

     7.6  Release.  Each of CAC and its affiliates party to the form of Release
          --------
attached hereto as Exhibit C-1 shall have executed and delivered such Release.

                                  ARTICLE VII

                        CONDITIONS TO CAC'S OBLIGATIONS
                        -------------------------------

     The obligations of CAC to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing date, of each of the following conditions, any of which may be waived by CAC:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of ESI contained in this Agreement shall be materially true and correct at and as of the date of this Agreement and at and as of the Closing date, as if made thereon, and ESI shall have performed and satisfied all agreements and covenants required hereby to be performed by them on or prior to the Closing date.

     8.2  Consents.  All consents and waivers necessary to the consummation of
          --------
the transactions contemplated hereby under applicable Financing Documents shall have been obtained.

     8.3  Article III Documents.  All documents specified in Article III (other
          ---------------------
than Section 3.2(d)) shall have been delivered, the parties shall have agreed to the form of all schedules attached to such documents and all conditions precedent to the effectiveness of the O&M Assignments shall have been satisfied or waived.

     8.4  Assignment, Assumption and Novation Agreement.  The Assignment,
          ---------------------------------------------
Assumption and Novation Agreement shall have been duly authorized, executed and delivered by ESI.

     8.5    Other Release.  Each of ESI and its affiliates party to the form of
            -------------
Release attached hereto as Exhibit C-2 shall have executed and delivered such Release.

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.1  Assignment.  CAC may, at its election, direct ESI to transfer all or a
          ----------
portion of the Interest to one or more designees who are affiliates of CAC rather than to CAC in connection with the Closing (but no such transfer shall relieve CAC of any of its obligations hereunder) and such affiliate shall execute and deliver an Assignment, Assumption and Novation Agreement in respect of such Interest or portion thereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     9.2  Notices.  All notices, requests, demand and other communications which
          -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile; the day after it is sent, if sent for next day deliver by a recognized overnight delivery service (e.g., Federal
                                                             ----
Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to:

          If to ESI addressed to:

               ESI Geothermal, Inc.
               c/o ESI Energy, Inc.
               700 Universe Boulevard
               Juno Beach, Florida  33408
               Attention:  Vice-President - Business Management
               Fax No.:  (561) 691-7309

          If to CAC addressed to:

               Caithness Acquisition Company, LLC
               41st Floor
               1114 Avenue of the Americas
               New York, New York  10036-7790
               Attention:  President
               Fax No.:  (212) 921-9239

          With a copy to:

               Riordan & McKinzie
               300 South Grand Avenue, 29th Floor
               Los Angeles, California  90071
               Attention:  Thomas L. Harnsberger
               Fax No.:  (213) 229-8550

and to such other places and with such other copies as either party may designate as to itself by written notice to the others.

     9.3  Choice of Law.  This Agreement shall be construed, interpreted and the
          -------------
rights of the parties determined in accordance with the laws of the State of Delaware.

     9.4  Amendments and Waivers.  This Agreement may not be amended except by
          ----------------------
an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     9.5  Multiple Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.6  Expenses.  Each of ESI and CAC shall pay their own legal, accounting,
          --------
out-of-pocket and other expenses incident to this Agreement and to any action taken by or on behalf of such party in preparation for carrying this Agreement into effect unless expressly provided otherwise herein.

     9.7  Attorneys' Fees.  If either party hereto or affiliate to a party
          ---------------
hereto ("Affiliate") brings any action or suit against the other party or Affiliate by reason of any breach of covenant, condition, agreement or provision of this Agreement or any agreement contemplated by this Agreement on the part of the other party or Affiliate, the prevailing party shall be entitled to recover from the other party or parties all costs and expenses of the action or suit, including reasonable attorneys' fees, charges and costs, in addition to any other relief to which it may be entitled.

     9.8  Invalidity.  In the event that any one or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     9.9  Captions.  The titles, captions or headings of the Articles and
          --------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    9.10  Public Statements and Press Releases.  The parties hereto covenant and
          ------------------------------------
agree that if either party plans to issue a press release or other public announcement disclosing the execution of this Agreement or the transactions contemplated hereby ("Statement"), it shall provide a copy of the Statement to the other party for review and comment in advance of issuance.

    9.11  Cumulative Remedies.  All rights and remedies of either party hereto
          -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    9.12  Entire Agreement.  This Agreement and any other agreements or
          ----------------
documents executed pursuant to the terms hereof including, without limitation, agreements in the form attached as exhibits hereto, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

ESI GEOTHERMAL, INC.                CAITHNESS ACQUISITION COMPANY, LLC

By:/s/ Michael Yackira              By: /s/ Leslie J. Gelber
   -------------------------           -------------------------

Name: Michael Yackira               Name: Leslie J. Gelber
     -----------------------             -------------------------

Its:  President                     Its:  President
    ------------------------            -------------------------